UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 19, 2008 (February 18, 2008)
Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (a) - (d) Not applicable
(e)	Actions taken by the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Park National Corporation (“Park”) on February 18, 2008:
Supplemental Executive Retirement Benefits Agreements:
(a)	David L. Trautman
     At its meeting on February 18, 2008, the Compensation Committee approved a Supplemental Executive Retirement Benefits Agreement (the “Trautman SERP Agreement”) between Park and David L. Trautman, who serves as President and Secretary of Park and President of The Park National Bank, a national bank subsidiary of Park (“PNB”). The following description of the Trautman SERP Agreement, which was made as of February 18, 2008, is qualified in its entirety by reference to the copy of the Trautman SERP Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.
     The Trautman SERP Agreement represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of aggregate retirement benefits for Mr. Trautman which would provide him with the equivalent of approximately 40% of his projected annual compensation at age 62. The 40% retirement benefit is computed by adding to the supplemental retirement benefit provided by the Trautman SERP Agreement: (i) the projected benefit for Mr. Trautman under the Park National Corporation Defined Benefit Pension Plan (the “Park Pension Plan”); (ii) the projected benefit for Mr. Trautman related to contributions made by Park to the Park National Corporation Employees Stock Ownership Plan on Mr. Trautman’s behalf to match pre-tax elective deferral contributions made by him; and (iii) projected Social Security benefits to be received by Mr. Trautman. Under the Trautman SERP Agreement, Mr. Trautman will be entitled to receive an annual supplemental retirement benefit of $125,000 (the “Trautman Full Benefit”) beginning at age 62, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, in March of 2023 (the “Trautman Payment Commencement Date”) and payable each year thereafter until his death.
     If Mr. Trautman separates from service (within the meaning of the Treasury regulations applicable to Section 409A of the Internal Revenue Code) with Park and Park’s subsidiaries for any reason prior to the Trautman Payment Commencement Date, he forfeits any right to payment under the Trautman SERP Agreement. Notwithstanding the foregoing, in the event that Mr. Trautman becomes “substantially disabled” (as defined in the Trautman SERP Agreement) while employed by Park and Park’s subsidiaries prior to the Trautman Payment Commencement Date, he will be entitled to receive a reduced Limited Benefit, the amount of which varies depending on the year in which Mr. Trautman becomes substantially disabled. In the event a “change in control” (as defined in the Trautman SERP Agreement) occurs before Mr. Trautman experiences a separation from service with Park and

Park’s subsidiaries, Mr. Trautman will become fully vested in the Trautman Full Benefit as though he remained continuously employed with Park and Park’s subsidiaries until the Trautman Payment Commencement Date, and payments of the Trautman Full Benefit will begin on the Trautman Payment Commencement Date as described above.
     If Mr. Trautman experiences a separation from service with Park and Park’s subsidiaries for “cause” (as defined in the Trautman SERP Agreement) or if Park determines, following the Trautman Payment Commencement Date or Mr. Trautman’s becoming substantially disabled, that cause existed to terminate Mr. Trautman, the Trautman SERP Agreement will immediately terminate and Mr. Trautman will forfeit any right to receive future payments and must return all payments previously made under the Trautman SERP Agreement within 30 days. In addition, Mr. Trautman will forfeit the right to receive future payments under the Trautman SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employees covenants set forth in the Trautman SERP Agreement during a period of 12 months following his separation from service with Park and Park’s subsidiaries.
     The Trautman SERP Agreement terminates upon Mr. Trautman’s death.
     Park intends to purchase a life insurance policy with respect to Mr. Trautman in order to fund Park’s obligations under the Trautman SERP Agreement. Park anticipates that this life insurance policy will also provide a life insurance benefit for Mr. Trautman if he should die before age 84. The amount of this life insurance benefit is expected to be equal to the present value of the stream of future benefits which would have been paid under the Trautman SERP Agreement to Mr. Trautman until age 84 but had not been paid at the time of his death.
     (b) C. Daniel DeLawder, John W. Kozak and William T. McConnell
     At its meeting on February 18, 2008, the Compensation Committee also approved Amended and Restated Supplemental Executive Retirement Benefits Agreements (the “Amended SERP Agreements”) for 30 current and former officers of Park and Park’s subsidiaries (the “Participants”), including C. Daniel DeLawder (who serves as Chairman of the Board and Chief Executive Officer of Park and PNB), John W. Kozak (who serves as Chief Financial Officer of Park and Senior Vice President and Chief Financial Officer of PNB) and William T. McConnell (who was formerly an executive officer of Park and PNB and serves as Chairman of the Executive Committee and a director of Park and PNB). Each Amended SERP Agreement, which was made as of February 18, 2008, amends and restates the terms of the Supplemental Executive Retirement Plan Agreement, effective December 27, 1996 (each, an “1996 SERP Agreement”), to which each Participant was a party, by changing the calculation of benefits payable to the Participant from a defined contribution (indexed) formula to a defined benefit formula. The following description of the Amended SERP Agreements is qualified in its entirety by reference to the form of Amended SERP Agreement included with this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by this reference.
     Pursuant to each Amended SERP Agreement, a Participant is entitled to receive an annual supplemental retirement benefit (the “Full Benefit” as defined in each Amended SERP Agreement) beginning, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, at age 62 (the “Payment Commencement Date”) and payable each year thereafter until the Participant’s death. The annual Full Benefit for each Participant under his Amended SERP Agreement is the same amount as the annual targeted benefit for the Participant under his 1996 SERP Agreement. Mr. McConnell, who has reached age 62 and was receiving an annual targeted benefit under his 1996 SERP Agreement of $53,200, is entitled to continue receiving an annual Full Benefit under his Amended SERP Agreement of the same amount. Mr. DeLawder will be entitled to receive an annual Full Benefit of $127,900 beginning, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, at age 62 in October of 2011. Mr. Kozak will be entitled to receive an annual Full Benefit of $3,900 beginning, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, at age 62 in March of 2017.
     If a Participant separates from service (within the meaning of the Treasury regulations applicable to Section 409A of the Internal Revenue Code) with Park and Park’s subsidiaries for any reason prior to his Payment Commencement Date, he forfeits any right to payment under his Amended SERP Agreement. Notwithstanding the foregoing, in the event that a Participant becomes “substantially disabled” (as defined in each Amended SERP Agreement) while employed by Park and Park’s subsidiaries prior to his Payment Commencement Date, he will be entitled to receive a reduced Limited Benefit, the amount of which varies depending on the year in which the Participant becomes substantially disabled. In the event a “change in control” (as defined in each Amended SERP Agreement) occurs before a Participant experiences a separation from service with Park and Park’s subsidiaries, the Participant will become fully vested in his annual Full Benefit as though he remained continuously employed with Park and Park’s subsidiaries until his Payment Commencement Date, and payments will begin on his Payment Commencement Date as described above.
     If a Participant experiences a separation from service with Park and Park’s subsidiaries for “cause” (as defined in each Amended SERP Agreement) or if Park determines, following a Participant’s Payment Commencement Date or the Participant’s becoming substantially disabled, that cause existed to terminate the Participant, his Amended SERP Agreement will terminate and the Participant will forfeit any right to receive future payments and must return all payments previously made under his Amended SERP Agreement within 30 days. In addition, a Participant will forfeit the right to receive future payments under his Amended SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employees covenants set forth in each Amended SERP Agreement during a period of 12 months following his separation from service with Park and Park’s subsidiaries.
     Each Amended SERP Agreement terminates upon a Participant’s death.
     Park had purchased life insurance policies with respect to 26 of the Participants, including Messrs. McConnell, DeLawder and Kozak, in order to fund Park’s obligations under the 1996 SERP Agreement to which each such Participant was a party. Those life insurance policies remain in effect in order to fund Park’s obligations under the related Amended SERP Agreements. Each life insurance policy also provides a life insurance benefit for the Participant to whom it relates if such Participant should die before age 84. The amount of this life insurance benefit is equal to the present value of the stream of future benefits which would have been paid to the Participant until age 84 but had not been paid at the time of the Participant’s death.

Item 9.01 – Financial Statements and Exhibits.
     (a) - (c) Not applicable
(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Supplemental Executive Retirement Benefits Agreement, made as of February 18, 2008, between Park National Corporation and David L. Trautman

10.2	Form of Amended and Restated Supplemental Executive Retirement Benefits Agreement, made as of February 18, 2008, between Park National Corporation and each of C. Daniel DeLawder, John W. Kozak and William T. McConnell
[Remainder of page intentionally left blank; signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: February 19, 2008	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated February 19, 2008
Park National Corporation

Exhibit No.	Description

10.1	Supplemental Executive Retirement Benefits Agreement, made as of February 18, 2008, between Park National Corporation and David L. Trautman

10.2	Form of Amended and Restated Supplemental Executive Retirement Benefits Agreement, made as of February 18, 2008, between Park National Corporation and each of C. Daniel DeLawder, John W. Kozak and William T. McConnell